Exhibit 10.1

Fat Projects Acquisition Corp

27 Bukit Manis Road

Singapore 099892

November 14, 2023

By electronic mail:

Avanseus Holdings Pte. Ltd.

230 Victoria Street, #15-01/08

Bugis Junction

Singapore 188024

Attention:	Bhargab Mitra

MeiLan Ng

Email:	bhargab.mitra@avanseus.com

Meilan.ng@avanseus.com

RE:	Termination of Business Combination Agreement dated August 26, 2022, as amended (the “BCA”), by and between Fat Projects Acquisition Corp (“FATP”) and Avanseus Holdings Pte. Ltd. (“Avanseus”)

Dear Bhargab and MeiLan:

We hereby inform you on behalf of FATP, that FATP is hereby terminating the BCA, effective immediately, in accordance with the provisions of Section 12.1(e)(i) thereof. Capitalized terms not otherwise defined in this notice have the meanings ascribed to them in the BCA, and section references in this notice are references to sections of the BCA.

Since the date the original BCA was signed, Avanseus has failed to generate sufficient revenues to grow its business operations or even maintain them at the level contemplated when the BCA was signed. We understand that Avanseus will not produce any material revenues at all in the entire 2023 calendar year and cannot guaranty it will obtain any of the new contracts it is currently negotiating in its business development pipeline. Further, you have advised us that Avanseus is simply not ready to be a public company and that its solvency is rapidly deteriorating.

These circumstances and others constitute a Company Material Adverse Effect that will make Avanseus unable to satisfy the condition to FATP’s obligation to consummate the Transactions in Section 11.2(a)(ii) that the Company Fundamental Representation in Section 5.24 that there has been no Company Material Adverse Effect since the date of Avanseus’ Audited Financial Statements (as of and for the years ended December 31, 2021 and December 31, 2020) will remain true and correct in all material respects as of the Closing Date. FATP reserves the right to terminate the BCA on additional grounds as well.

Personally, we regret that it has become necessary for FATP to terminate the BCA. We admire you and your business and have very much enjoyed working with you, and we wish Avanseus and you all the very best in the future.

Sincerely,

FAT PROJECTS ACQUISITION CORP

By:	/s/ Tristan Lo
Tristan Lo
Co-Chief Executive Officer

By:	/s/ David Andrada
David Andrada
Co-Chief Executive Officer

CC:	Rachel Eng (rachel.eng@mail.engandcollc.com)

Andrew Heng (andrew.heng@mail.engandcollc.com)

Joseph Lucosky (jlucosky@lucbro.com)

Scott Rapfogel (srapfogel@lucbro.com)

Chris Haunschild (chaunschild@lucbro.com)

Andrew M. Tucker (andy.tucker@nelsonmullins.com)

Eric K. Graben (eric.graben@nelsonmullins.com)